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Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, Michael H. Gersie, Executive Vice President and Chief Financial Officer of Principal Financial Group, Inc., certify that (i) the Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Michael H. Gersie Michael H. Gersie Executive Vice President and Chief Financial Officer Date: February 27, 2007

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Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code